UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.         REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.

Private Placement

On June 11, 2018, the Company entered into a Private Placement Subscription Agreement (the "Agreement") with Mr. Constantinos Zertalis, Director and beneficial owner of our controlling shareholder, Maschari Ltd. ("Maschari"). Under the terms of the Agreement Mr. Zertalis subscribed directly for a total of 294,840 shares of the Company's common stock at a purchase price of US$0.05 per share for total cash proceeds of US$14,724. The shares are subject to applicable resale restrictions.

Prior to the aforementioned subscription agreement, Mr. Zertalis owned 122,710,562 shares of the common stock of HCi Viocare indirectly through Maschari, and 986,815 shares of the Company's common stock directly.

A copy of the form of subscription agreement is filed as Exhibit 10.1 this Current Report on Form 8-K.

SECTION 3          SECURITIES AND TRADING MARKETS

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On June 11, 2018, Mr. Constantinos Zertalis subscribed for a total of 294,840 shares of the Company's common stock at a purchase price of US$0.05 per share for total cash proceeds of US$14,724. The shares are subject to applicable resale restrictions.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, ("Securities Act"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 5          CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 24, 2018 the Company incorporated a wholly owned subsidiary for purposes of completing a merger and name change from HCi Viocare to Rafina Innovations, Inc. Concurrently the Company's Board of Directors approved a reverse share split on the basis 20 for 1.  Upon effect of the reverse split, our authorized capital will decrease from 700,000,000 shares of common stock to 35,000,000 shares of common stock and correspondingly, our current issued and outstanding shares of common stock will decrease from 259,762,025 to approximately 12,988,101 shares of common stock, all with a par value of $0.0001.  Our preferred shares will remain unchanged.  The Company has filed the agreement and plan of merger as well as the articles of amendment with the State of Nevada and the Financial Industry Regulatory Authority ("FINRA").

The Company's trading symbol will remain unchanged and is OTCMarkets:VICA.  The Company's CUSIP will change to 75063R106.

The Company expects the aforementioned transactions to become effective on July 3, 2018. We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Private Placement Subscription Agreement between the Company and Constantinos Zertalis	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: June 15, 2018	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President and CEO

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